SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report:  September 4, 2012
(Date of Earliest Event Reported:  February 28, 2012)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300
Lake Forest, Illinois  60045
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

EXPLANATORY NOTE

On February 28, 2012, Akorn India Private Limited (“AIPL”), a wholly owned subsidiary of Akorn, Inc. (“Akorn”), entered into a Business Transfer Agreement and other related agreements with Kilitch Drugs (India) Limited (“Kilitch”), a related entity, NBZ Pharma Limited, and the principal owners of Kilitch for the acquisition of various assets including Kilitch’s principal manufacturing facility in Paonta Sahib, India (the “Kilitch Acquisition”).  The acquired assets were deemed to constitute a business and accordingly the acquisition was accounted for as a business combination.  To publically report the acquisition, on March 5, 2012, Akorn filed a Current Report on Form 8-K which is being amended hereby to provide the carved-out financial statements of the acquired business as required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b), which financial statements and pro forma information were not included in the original filing.

Item 9.01           Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Audited financial statements of the acquired, carve-out business acquired through the Kilitch Acquisition as of and for the nine months ended December 31, 2011 are filed as Exhibit 99.1 to this Amended Report on Form 8-K and incorporated herein by reference.

(b) Pro Forma Financial Information.

Unaudited pro forma condensed combined financial statements, including unaudited pro forma condensed combined statements of income of Akorn, Inc. for the year ended December 31, 2011 and the six months ended June 30, 2011, are filed as Exhibit 99.2 to this Amended Report on Form 8-K and incorporated herein by reference.  Unaudited pro forma condensed combined balance sheets of Akorn, Inc. have been omitted since the acquired business was included within Akorn’s unaudited condensed consolidated balance sheet as of June 30, 2012, as included within its quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2012.

(d) Exhibits.

Exhibit No.	Description.

23.1	Consent of S. R. Batliboi & Co., independent registered public accounting firm.

99.1	Audited consolidated financial statements of the business acquired through the Kilitch Acquisition as of and for the nine months ended December 31, 2011.

99.2	Unaudited pro forma condensed combined statements of income for the year ended December 31, 2011 and six months ended June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

By:	/s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

Date:  September 4, 2012